                                                                    EXHIBIT 4(c)




                             MODIFICATION AGREEMENT


         THIS MODIFICATION AGREEMENT ("AGREEMENT") is executed on November 27, 1996 and is intended to be effective as of the "EFFECTIVE DATE" (as that term is hereafter defined), by and among SPORT SUPPLY GROUP, INC., a Delaware corporation ("BORROWER"), SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("GUARANTOR"), and LASALLE BUSINESS CREDIT, INC., formerly known as StanChart Business Credit, Inc., a Delaware corporation ("LENDER"). The BORROWER and the GUARANTOR are sometimes collectively referred to herein as the "OBLIGORS."

                                    RECITALS

         Pursuant to the Amended and Restated Loan and Security Agreement between the BORROWER and the LENDER dated March 23, 1995, as modified by (i) Amendment Number 1 to Amended and Restated Loan and Security Agreement dated December 20, 1995, (ii) a letter agreement dated February 2, 1996, (iii) Amendment Number 2 to Amended and Restated Loan and Security Agreement dated March 12, 1996, and (iv) Amendment Number 3 to Amended and Restated Loan and Security Agreement dated September 19, 1996 (collectively, "LOAN AGREEMENT"), the LENDER extended various credit accommodations to the BORROWER, including:
(a) revolving loans in the maximum aggregate principal amount outstanding at any one time of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000.00) (collectively, "REVOLVING LOANS"); (b) a term loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,00.00) ("TERM LOAN"); and (c) additional term loans in the aggregate principal amount of up to Ten Million Dollars ($10,000,000.00) (collectively, "ADDITIONAL LOANS"). The REVOLVING LOANS, the TERM LOAN and the ADDITIONAL LOANS are hereafter referred to collectively as the "LOANS."

         Pursuant to a Guaranty Agreement dated September 16, 1994, the GUARANTOR has guaranteed the payment and performance of all of the BORROWER'S obligations to the LENDER, including without limitation the BORROWER'S obligations under the LOAN AGREEMENT. Unless otherwise defined herein, capitalized terms used in this AGREEMENT shall have the meanings given to such terms in the LOAN AGREEMENT.

         The BORROWER'S obligations under and in connection with the LOANS are secured by the liens, assignments, pledges and security interests described in the LOAN AGREEMENT and in various other documents and instruments (collectively with the LOAN AGREEMENT and the GUARANTY, the "ORIGINAL LOAN DOCUMENTS"). This AGREEMENT, the ORIGINAL LOAN DOCUMENTS as amended by or pursuant to this AGREEMENT, and all documents made pursuant to this AGREEMENT are hereafter referred to collectively as the "LOAN DOCUMENTS."

         Pursuant to a letter agreement dated June 21, 1996, LaSalle agreed to waive certain defaults arising under paragraphs 11.3 and 11.4 of the LOAN AGREEMENT for the Fiscal Quarter which ended February 2, 1996 as a result of the BORROWER'S failure to equal or exceed the minimum Debt Service Coverage Ratio and Interest Coverage Ratio required thereunder, and under paragraphs 11.1, 11.2 and 11.4 of the LOAN AGREEMENT for the Fiscal Quarter which ended May 3, 1996 as a result of the BORROWER'S failure to equal or exceed the minimum Tangible Net Worth, EBITDA and Interest Coverage Ratio required thereunder.

         The BORROWER is presently in default under the LOAN AGREEMENT as a result of its failure to equal or exceed the minimum EBITDA required under paragraph 11.2 of the LOAN AGREEMENT for the Fiscal Quarter which ended August 2, 1996. The OBLIGORS have asked the LENDER to (i) waive the aforesaid default, (ii) consent to a transaction in which the Borrower is to receive a capital infusion from Emerson Radio Corp. ("EMERSON") and (iii) modify the terms and provisions of the ORIGINAL LOAN DOCUMENTS in certain additional respects. The LENDER is willing to do so only if the OBLIGORS execute and deliver this AGREEMENT and the other documents required by this AGREEMENT, and fully perform and satisfy all of the covenants, conditions and terms of this AGREEMENT and such other documents.

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Recitals. The Recitals set forth above are hereby incorporated into this AGREEMENT by reference, and the OBLIGORS acknowledge that the Recitals are accurate in all respects.

         2. Acknowledgment Of Obligations And Default. The OBLIGORS acknowledge: (a) that the ORIGINAL LOAN DOCUMENTS are the valid and binding obligations of the OBLIGORS, as indicated, and





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are fully enforceable in accordance with their stated terms, and (b) that the obligations of the OBLIGORS under the ORIGINAL LOAN DOCUMENTS are not subject to any set-off, defense or counterclaim. The OBLIGORS further acknowledge that they have defaulted under the ORIGINAL LOAN DOCUMENTS as a result of the BORROWER'S failure to equal or exceed the minimum EBITDA required under paragraph 11.2 of the LOAN AGREEMENT for the Fiscal Quarter which ended August 2, 1996 ("DEFAULT").

         3. Acknowledgment Of Outstanding Balances Of The Loans. The OBLIGORS acknowledge and agree that the outstanding principal and interest balances of the LOANS are as set forth in this Section:

                 3.1 Balance Of Revolving Loans. The outstanding principal and interest balances of the REVOLVING LOANS as of November 26, 1996 are as follows:

                 Principal:                                    $ 18,965,607.54

                 Interest (through 11/26/96):                  $    130,754.85

                 TOTAL AS OF 11/26/96:                         $ 19,096,362.39

                 3.2 Balance Of The Term Loan. The outstanding principal and interest balances of the TERM LOAN as of November 26, 1996 are as follows:

                 Principal:                                    $  2,000,000.00

                 Interest (through 11/26/96):                  $      4,375.00

                 TOTAL AS OF 11/26/96:                         $  2,004,375.00

                 3.3 Balance Of The Additional Loans. The outstanding principal and interest balances of the ADDITIONAL LOANS as of November 26, 1996 are as follows:

                 Principal:                                    $    628,125.85

                 Interest (through 11/26/96):                  $      1,380.68

                 TOTAL AS OF 11/26/96:                         $    629,506.53





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                 3.4      Letters Of Credit.  The OBLIGORS acknowledge and
agree that they also are obligated under the ORIGINAL LOAN DOCUMENTS for the reimbursement of any sums drawn under any Letter of Credit issued by LaSalle National Bank in accordance with the terms of the ORIGINAL LOAN DOCUMENTS.

                 3.5 Costs And Expenses. In addition, the OBLIGORS acknowledge and agree that, under the terms of the ORIGINAL LOAN DOCUMENTS, the OBLIGORS are obligated to pay all costs and expenses incurred by the LENDER in connection with the ORIGINAL LOAN DOCUMENTS, including, without limitation: (a) all reasonable attorneys' fees and expenses incurred by the LENDER in the enforcement of its rights and remedies under the ORIGINAL LOAN DOCUMENTS, (b) all reasonable attorneys' fees and expenses incurred by the LENDER in connection with the preparation and administration of this AGREEMENT and the documents to be executed in connection herewith, and (c) all reasonable costs and expenses incurred by the LENDER in connection with any examination or inspection of the collateral for the LOANS, including, without limitation, the books and records of the BORROWER. All such costs and expenses shall be paid by the OBLIGORS upon demand made by the LENDER.

         4. Representations And Warranties. To induce the LENDER to enter into this AGREEMENT and to provide the BORROWER and the GUARANTOR with the accommodations described herein, the OBLIGORS make the representations and warranties set forth below and acknowledge the LENDER'S justifiable right to rely upon these representations and warranties.

                 4.1      No Default.  Except as otherwise acknowledged in
Section 2 above, to the best of the OBLIGORS' knowledge, information and belief, no OBLIGOR is in default under any material contract, agreement or instrument to which any OBLIGOR is a party or under which any OBLIGOR is bound, and the making and performance of this AGREEMENT will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which any OBLIGOR is a party or by which any OBLIGOR is bound, which violation or default could have a material adverse effect on the business, financial condition or assets of any OBLIGOR; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of any OBLIGOR, except for Permitted Liens.

                 4.2 No Litigation. To the best of the OBLIGORS' knowledge, there is no action, suit, investigation, or proceeding pending or threatened against any OBLIGOR, or the assets of any OBLIGOR, except as specifically disclosed in a writing annexed hereto as Schedule 4.2. In the event that, subsequent to the execution and delivery of this AGREEMENT, any OBLIGOR receives notice of, or otherwise acquires knowledge of, any such suit, investigation, or proceeding, the OBLIGORS shall promptly disclose the same to the LENDER in writing.

                 4.3 Primary Place Of Business. The primary place of business of the BORROWER is 1901 Diplomat Drive, Farmers Branch, Texas 75234.

                 4.4 Taxes. The OBLIGORS have each filed with the United States Internal Revenue Service, the State of Texas and all other governmental agencies or instrumentalities having authority to collect taxes (collectively, "TAXING AUTHORITIES") all tax returns, schedules, forms or other documents which, under applicable law, are required to have been filed as of the date hereof, and with respect to which the failure to file could have a material adverse effect on the business, financial condition or assets of any OBLIGOR. To the best of the OBLIGORS' knowledge, information and belief, except for sales taxes which may be due in connection with an ongoing audit in the State of Florida, the OBLIGORS have fully paid all taxes which, under applicable law, are required to have been paid as of the date hereof, including, without limitation, all income taxes, withholding taxes, real property taxes, personal property taxes and sales taxes. No property of any of the OBLIGORS is subject to any lien for any tax, except liens for taxes which are not yet due and payable.

                 4.5 Payment Of Charges And Assessments. The OBLIGORS have fully paid all utility charges, assessments and other charges due to any person under any document or agreement which, if unpaid, give rise to a lien (other than a Permitted Lien) on or the right of any other person to possession of any property of any OBLIGOR, including, without limitation, the collateral for the BORROWER'S obligations under the LOAN DOCUMENTS.

                 4.6 Payment Of Rent; Reporting. The OBLIGORS have each fully paid all payments of rent or other charges due under





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any lease of real or personal property under which any OBLIGOR is a lessee, except where a failure to pay would not, individually or in the aggregate, have a material adverse effect (as determined by the LENDER in its sole reasonable discretion) on the business, financial condition or assets of any OBLIGOR. In the event that the OBLIGOR is required, under any lease, to provide financial statements or other information or records to any person, the OBLIGOR has fully complied with such requirement.

                 4.7 No Material Adverse Change. Except as otherwise disclosed in the Securities Purchase Agreement between the BORROWER and EMERSON, and the schedules attached thereto, or in a filing made with the Securities and Exchange Commission, a true and complete copy of which has also been forwarded to the LENDER: (a) no material adverse change has occurred in the financial condition of any OBLIGOR as indicated on the financial statements of such OBLIGOR most recently submitted to and reviewed by the LENDER, and (b) no event has occurred or circumstance exists which may cause such a material adverse change.

                 4.8      Organization; Good Standing; Authorization.  Each
OBLIGOR: (a) has the corporate power to enter into this AGREEMENT and all other LOAN DOCUMENTS required to be executed by such OBLIGOR, and has the corporate power to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this AGREEMENT and all other LOAN DOCUMENTS required to be executed by such OBLIGOR; and (c) is in good standing in the state of such OBLIGOR'S incorporation and in all other states in which such OBLIGOR transacts business, except where a failure to be in good standing will not have a material adverse effect on the business, financial condition or assets of any OBLIGOR.

                 4.9 Understanding Of Agreement. Each OBLIGOR acknowledges that it has read this AGREEMENT, understand its contents, and has had the advise of counsel before executing and delivering this AGREEMENT.

         5. Modification Of Loan Agreement. The LOAN AGREEMENT shall be amended and modified in accordance with the terms and provisions of the Amendment Number 4 to Amended and Restated Loan and Security Agreement of even date herewith between the LENDER and the BORROWER ("AMENDMENT NUMBER 4").





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         6.      Reduction Of Maximum Revolving Credit Facility; Amendment And
Restatement Of Revolving Loan Note; No Overdrafts. The maximum aggregate principal amount which may be outstanding at any one time as REVOLVING LOANS is hereby reduced from Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000.00) to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00). As reduced, the REVOLVING LOANS shall be evidenced by, and shall be repaid in accordance with, the terms and provisions of the Fourth Amended and Restated Revolving Loan Note of even date herewith from the BORROWER to the order of the LENDER in the maximum principal amount outstanding at any one time of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00), the terms and provisions of which shall amend and restate, in their entirety, the terms and provisions of the Revolving Loan Note. Furthermore, the OBLIGORS acknowledge and agree that the LENDER shall have no obligation to pay any check or other item presented for payment on any account of any OBLIGOR with the LENDER, unless there are sufficient available funds in such account to fully pay such check or other item. Funds in any account which is subject to a restriction on withdrawal shall not be deemed available for purposes of the preceding sentence unless the LENDER, in writing, specifically permits such funds to be used to pay checks or other items.

         7. Termination Of Additional Loans. The OBLIGORS acknowledge and agree that the ADDITIONAL LOANS have been terminated, and that said termination was valid and proper. The LENDER shall not be obligated or required to make any further advances under the ADDITIONAL LOANS or the LOAN DOCUMENTS that were executed in connection with the ADDITIONAL LOANS, provided that such termination shall not affect BORROWER'S obligation to pay all sums due and owing to the LENDER in connection with sums previously advanced under the ADDITIONAL LOANS, in accordance with the terms of the ORIGINAL LOAN DOCUMENTS as modified in accordance with the terms of this AGREEMENT and the documents to be executed pursuant to this AGREEMENT. The OBLIGORS also acknowledge and agree that the termination of the ADDITIONAL LOANS shall not create any defense, offset or counterclaim in favor of the BORROWER or the GUARANTOR with respect to their respective obligations under the LOAN DOCUMENTS.

         8. Consolidation And Curtailment Of Term Loan And Additional Loans. The TERM LOAN and the ADDITIONAL LOANS are hereby consolidated, such that they shall hereafter constitute a





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single indebtedness, and the BORROWER shall pay on the date of this AGREEMENT a principal curtailment in the amount necessary to reduce the outstanding principal balance of such consolidated indebtedness to Two Million Five Hundred Thousand Dollars ($2,500,000.00) ("CONSOLIDATED TERM LOAN"). The CONSOLIDATED TERM LOAN shall be evidenced by, and shall be repaid in accordance with, the terms and provisions of the Consolidated, Amended and Restated Term Loan Note of even date herewith from the BORROWER to the order of the LENDER in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), the terms and provisions of which shall amend and restate, in their entirety, the terms and provisions of the Term Loan Note and the Additional Loan Notes.

         9. Waiver Of Default; Reinstatement Of Pre-Default Interest Rates. Subject to the satisfaction by the OBLIGORS of the conditions precedent set forth in Section 17 below, the LENDER agrees to waive the DEFAULT, and to reinstate the LOANS to good standing, such that they shall accrue interest at the respective pre-default interest rates provided for in the LOAN AGREEMENT, as modified by AMENDMENT NUMBER 4. The contrary notwithstanding, the waiver granted herein shall not constitute a waiver of any other violation or default which may exist under the LOAN AGREEMENT or under any other LOAN DOCUMENT, whether or not known to the LENDER, nor shall it constitute a waiver of any future violation or default occurring under the LOAN AGREEMENT or any other LOAN DOCUMENT, including without limitation any future default under paragraph
11.2 of the LOAN AGREEMENT, as modified by AMENDMENT NUMBER 4.

         10. Guaranty. The GUARANTOR hereby ratifies and affirms its obligations under the GUARANTY, and hereby confirms and acknowledges that it is liable for the payment and performance of the BORROWER'S obligations under the LOAN DOCUMENTS, in accordance with the terms and conditions set forth in the GUARANTY.

         11. Security. The BORROWER'S obligations under the LOAN DOCUMENTS, as modified hereby, shall continue to be secured by the liens, assignments, and security interests provided in the ORIGINAL LOAN DOCUMENTS.

         12. Additional Information And Documents. The BORROWER shall furnish to the LENDER, within thirty (30) calendar days after the date that this AGREEMENT is executed, a current





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Perfection Certificate, setting forth the various assets owned by the BORROWER, and shall also deliver to the LENDER such additional items and information as may be requested by the LENDER in its sole but reasonable discretion with respect to the BORROWER and its assets, including without limitation copies of all material leases not previously furnished to the LENDER. Upon demand by the LENDER, the BORROWER shall execute and deliver to the LENDER such documents and agreements, including without limitation financing statements, mortgages, deeds of trust, assignments of trademarks and patents, and landlord's agreements, as may be necessary in the sole but reasonable discretion of the LENDER or its counsel, to ensure that the LENDER has a perfected first priority lien and security interest in and to all of the BORROWER'S assets, subject only to Permitted Liens, including without limitation an amendment to the LENDER'S existing assignment of trademarks in order to assign to the LENDER any additional trademarks and trademark applications (as well as any rights with respect to any trademarks and trademark applications) that the BORROWER has obtained or acquired.

         13. Emerson Transaction. The OBLIGORS shall provide the LENDER with copies of all documents which are prepared in connection with the transaction pursuant to which it is to receive a capital infusion from EMERSON, and shall keep the LENDER fully informed regarding their progress in connection therewith. The LENDER consents to the entry by the BORROWER into the transaction with EMERSON upon the terms represented to the LENDER by the BORROWER and EMERSON, and the LENDER specifically consents to the Change of Control which will occur in connection with the EMERSON transaction, and to the extension to the BORROWER by EMERSON of a foreign sourcing line of credit in the amount of Two Million Dollars ($2,000,000.00). Notwithstanding anything to the contrary contained in this AGREEMENT, the agreements of the LENDER to waive the DEFAULT and modify the ORIGINAL LOAN DOCUMENTS as described in this AGREEMENT shall not be effective until (i) closing by the BORROWER upon the transaction in which the BORROWER is to receive the capital infusion, pursuant to documents approved by the LENDER, (ii) execution and delivery by the OBLIGORS of any additional documents that the LENDER or its counsel reasonably deem necessary or appropriate in connection with such transaction, and (iii) receipt by the BORROWER of the capital infusion.

         14. Inspections Of Books And Records. Without limiting any rights of the LENDER under the ORIGINAL LOAN DOCUMENTS, the





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OBLIGORS shall, from time to time, permit employees or other representatives of the LENDER to enter the business premises of the BORROWER or any other place where records concerning the collateral and business of the BORROWER are kept, during normal business hours of the BORROWER or at any other reasonable time, for the purpose of inspecting and photocopying any or all of such records. All costs and expenses of such inspections shall be paid by the OBLIGORS immediately upon the demand of the LENDER.

         15. Financial And Other Information. In addition to any information which the OBLIGORS are required to provide to the LENDER under the ORIGINAL LOAN DOCUMENTS, the OBLIGORS shall, from time to time upon request by the LENDER, provide the LENDER with all financial information the LENDER may reasonably request, in a form that is reasonably acceptable to the LENDER and containing such information and detail as the LENDER may reasonably require. All information and reports shall be in form and substance reasonably satisfactory to the LENDER. All information, statements and reports shall be provided at the expense of the OBLIGORS.

         16. Additional Events Of Default. In addition to all events of default provided under the ORIGINAL LOAN DOCUMENTS, the following described events shall also constitute events of default ("EVENTS OF DEFAULT") under the LOAN DOCUMENTS:

                 16.1 Breach Of Representation Or Warranty. The failure of any information represented or warranted by the BORROWER or the GUARANTOR pursuant to this AGREEMENT or any of the other LOAN DOCUMENTS to be true and correct in all material respects.

                 16.2 Breach Of Covenant. The failure by the BORROWER or the GUARANTOR to perform or observe any covenant contained in this AGREEMENT in all material respects.

                 16.3 Default Under Another Loan Document. The occurrence of any event or the existence of any circumstance which, under the terms of any other LOAN DOCUMENT, constitutes an event of default thereunder.

         17. Effective Date; Conditions Precedent To Waiver And Modification. The LENDER'S agreement to waive the DEFAULT and to modify the terms of the ORIGINAL LOAN DOCUMENTS as provided in





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this AGREEMENT shall not be effective or enforceable until that date (the
"EFFECTIVE DATE"), upon which the BORROWER has attained the full satisfaction of the conditions set forth below in this Section, and the LENDER shall have no obligation to waive the DEFAULT or to modify the terms of the ORIGINAL LOAN DOCUMENTS unless all of such conditions are fully satisfied on or before December 18, 1996:

                 17.1 Execution And Delivery Of Documents. This AGREEMENT, AMENDMENT NUMBER 4, the Fourth Amended and Restated Revolving Loan Note, the Consolidated, Amended and Restated Term Loan Note, to be delivered prior to closing pursuant to this AGREEMENT, and all documents required to be executed and delivered in connection herewith have been executed, acknowledged where indicated, and delivered by the OBLIGORS.

                 17.2 Receipt Of Capital Infusion. The BORROWER shall have completed the transaction pursuant to which it is to receive a capital infusion, in accordance with the requirements set forth herein, and the BORROWER shall have received the proceeds of the capital infusion.

         18. Notices. Any notice required or permitted by or in connection with this AGREEMENT or the other LOAN DOCUMENTS (without implying any requirement that the LENDER give any notice of default or of exercise of any of its rights or remedies) shall be in writing and shall be made in accordance with the procedures set forth in the LOAN AGREEMENT for the giving of notices thereunder.

         19.     Miscellaneous.

                 19.1 Incorporation; Limited Modification. The terms and conditions of the other LOAN DOCUMENTS are incorporated herein by reference and made a part hereof as if fully set forth herein. Except as specifically modified by or pursuant to this AGREEMENT, all terms and conditions of the ORIGINAL LOAN DOCUMENTS remain unchanged, in full force and effect, and are hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms and conditions of this AGREEMENT and any of the terms and conditions of the other LOAN DOCUMENTS, the terms and conditions contained in this AGREEMENT shall control.





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                 19.2     Integration.  This AGREEMENT and the other LOAN
DOCUMENTS constitute the entire agreement between the LENDER, the BORROWER and the GUARANTOR with respect to the subject matter hereof, and any term or condition not expressed in this AGREEMENT or the other LOAN DOCUMENTS does not constitute a part of the agreement of the LENDER, the BORROWER and the GUARANTOR with respect to such subject matter.

                 19.3 No Novation. This AGREEMENT shall not cause a novation of any of the obligations of the BORROWER or the GUARANTOR under the ORIGINAL LOAN DOCUMENTS, nor shall it extinguish, terminate or impair the BORROWER'S and the GUARANTOR'S respective obligations under the ORIGINAL LOAN DOCUMENTS. In addition, this AGREEMENT shall not release, affect or impair the priority of any security interests and liens held by the LENDER against any assets of the BORROWER or the GUARANTOR.

                 19.4 Severability. If any provision or part of any provision of this AGREEMENT shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this AGREEMENT and this AGREEMENT shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

                 19.5 Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

                 19.6 Further Assurances. As part of this AGREEMENT, and in consideration for the agreements of the LENDER as set forth therein, the OBLIGORS each agree to execute and deliver to the LENDER such other and further documents as may, from time to time, in the sole reasonable opinion of the LENDER and the LENDER's counsel, be reasonably necessary or appropriate to carry out the terms and conditions of this AGREEMENT and the LOAN DOCUMENTS.
If any OBLIGOR fails to execute any such documents within ten (10) days of being requested to do so by the LENDER, such OBLIGOR hereby appoints the LENDER or any officer of the LENDER as the attorney in fact for such OBLIGOR for purposes of executing such documents in the name, place and stead of such OBLIGOR, which





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power of attorney shall be considered as coupled with an interest and irrevocable.

                 19.7 Waivers. No failure or delay by the LENDER in the exercise or enforcement of any of its rights under any LOAN DOCUMENT shall be a waiver of such right or remedy, nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The LENDER may at any time or from time to time waive all or any rights under this AGREEMENT or the other LOAN DOCUMENTS, but any such waiver must be specific and in writing and no such waiver shall constitute, unless specifically so expressed by the LENDER in writing, a future waiver of performance or exact performance by the OBLIGORS. No notice to or demand upon any OBLIGOR in any instance shall entitle any OBLIGOR to any other or further notice or demand in the same, similar or other circumstance.

                 19.8 Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

                 19.9 Consent To Jurisdiction; Agreement As To Venue. Each of the OBLIGORS irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court For The District Of Maryland, if a basis for federal jurisdiction exists. Each of the OBLIGORS agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court For The District Of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

                 19.10 Actions Against Lender. Any action brought by any OBLIGOR against the LENDER which is based, directly or





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
indirectly, on this AGREEMENT or any matter in or related to this AGREEMENT, including but not limited to the making of the credit accommodations to the BORROWER or the administration or collection thereof, shall be brought only in the courts of the State of Maryland. No OBLIGOR may file a counterclaim against the LENDER in a suit brought by the LENDER against any OBLIGOR in a state other than the State of Maryland unless under the rules of procedure of the court in which the LENDER brought the action the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the LENDER. Each of the OBLIGORS agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by any OBLIGOR against the LENDER in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland.

                 19.11 Binding Effect; No Oral Modification. This AGREEMENT shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, successors and assigns. This AGREEMENT may not be altered, modified or amended unless such alteration, modification or amendment is in writing and executed by the LENDER.

                 19.12 Time. Time is of the essence with respect to all of the obligations of the OBLIGORS under this AGREEMENT and the other LOAN DOCUMENTS.

                 19.13 Costs Of Transaction. All costs of the transactions contemplated by this AGREEMENT, including, without limitation all of attorneys' fees and expenses incurred by the LENDER, and all appraisal fees and recording costs, shall be paid by the OBLIGORS, regardless of whether such costs are incurred before or after the execution and delivery of this AGREEMENT. The OBLIGORS' liability for the payment of such costs is joint and several.

                 19.14 Obligations Unconditional. The OBLIGORS' respective obligations under the LOAN DOCUMENTS shall be absolute and unconditional, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any of the OBLIGORS might have against the LENDER, and the OBLIGORS each agree that all payments required under the LOAN DOCUMENTS shall be made absolutely, free of any deductions and without abatement, diminution or set-off, and until such time as all sums outstanding under the LOAN DOCUMENTS have been fully paid and all other obligations of the OBLIGORS under the LOAN DOCUMENTS fully performed: (a) no payment provided for herein shall be suspended or discontinued; (b) the OBLIGORS shall fully perform and observe all of their respective covenants and agreements contained in the LOAN DOCUMENTS, including without limitation, the covenants and agreements to make all payments required under the LOAN DOCUMENTS; and (c) no OBLIGOR shall attempt to terminate any of the LOAN DOCUMENTS.

         20. Waiver Of Jury Trial. The parties hereto agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party to this AGREEMENT, or any of their successors or assigns, on or with respect to this AGREEMENT or any other LOAN DOCUMENTS or which in any way relates, directly or indirectly, to the obligations of any of the OBLIGORS to the LENDER under the LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDINGS. The parties acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the parties would not enter into this AGREEMENT if this provision, or any other provision of this AGREEMENT, were not contained herein.

         21. Release; Waiver. As part of the agreement set forth herein, and in consideration of the same, the OBLIGORS each hereby release the LENDER and all of the LENDER'S past, present and future directors, officers, employees, agents and attorneys from any and all claims, causes of action, suits and damages (including claims for attorneys' fees) which the OBLIGORS, jointly, severally, or otherwise, ever had or now have against the LENDER or any of the LENDER'S past, present and future directors, officers, employees, agents or attorneys. Without limiting the generality of the foregoing, the OBLIGORS each acknowledge and agree that there exists no offset or defense to the obligations of the OBLIGORS as stated in the LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties have executed this AGREEMENT on the date first above written with the specific intention of creating a document under seal, and the further intention that this AGREEMENT and the documents to be executed pursuant to this AGREEMENT will be effective only as of the EFFECTIVE DATE. This AGREEMENT may be executed in counterparts.

WITNESS/ATTEST:                         BORROWER:

                                        SPORT SUPPLY GROUP, INC.,
                                        A Delaware Corporation



                                        By:                          (SEAL)
----------------------                     --------------------------
                                           Name:
                                                -----------------------
                                           Title:
                                                 ----------------------

                                        GUARANTOR:

                                        SPORT SUPPLY GROUP INTERNATIONAL
                                        HOLDINGS, INC.,
                                        A Delaware Corporation



                                        By:                          (SEAL)
----------------------                     --------------------------
                                           Name:
                                                -----------------------
                                           Title:
                                                 ----------------------


                                        LASALLE:

                                        LASALLE BUSINESS CREDIT, INC.,
                                        A Delaware Corporation



                                        By:                           (SEAL)
----------------------                     ---------------------------
                                           Herbert M. Kidd, II,
                                           First Vice President

                                ACKNOWLEDGEMENTS


STATE OF ______________, CITY/COUNTY OF _________________, TO WIT:

         I HEREBY CERTIFY that on this _____ day of November, 1996, before me, the undersigned Notary Public of the jurisdiction aforesaid, personally appeared ___________________________, and acknowledged himself to be the ____________________ of SPORT SUPPLY GROUP, INC., a Delaware corporation, and that he, as such ________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of SPORT SUPPLY GROUP, INC., by himself as ____________________.

         IN WITNESS MY Hand and Notarial Seal.


                                                                   (SEAL)
                                        ---------------------------
                                        NOTARY PUBLIC
My Commission Expires:

---------------------



STATE OF ______________, CITY/COUNTY OF _________________, TO WIT:

         I HEREBY CERTIFY that on this _____ day of November, 1996, before me, the undersigned Notary Public of the jurisdiction aforesaid, personally appeared ____________________________, and acknowledged himself to be ______________________ of SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC., a Delaware corporation, and that he, as such ___________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of SPORT SUPPLY GROUP INTERNATIONAL HOLDINGS, INC., by himself as ______________________.

         IN WITNESS MY Hand and Notarial Seal.


                                                                   (SEAL)
                                        ---------------------------
                                        NOTARY PUBLIC
My Commission Expires:

---------------------

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

         I HEREBY CERTIFY, that on this ____ day of November, 1996, before me, the undersigned a Notary Public of the State of Maryland, personally appeared Herbert M. Kidd, II, who acknowledged himself to be a First Vice President of LASALLE BUSINESS CREDIT, INC., a Delaware corporation, and acknowledged that he, as such First Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of LASALLE BUSINESS CREDIT, INC. by himself as First Vice President.

         IN WITNESS MY Hand and Notarial Seal.

                                                                   (SEAL)
                                        ---------------------------
                                        NOTARY PUBLIC
My Commission Expires:

---------------------